CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” and to the incorporation by reference of our report dated April 25, 2013 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Texas Quality Income Municipal Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-181183).

/s/ Ernst & Young LLP

Chicago, Illinois

June 27, 2013